Exhibit 5.3

CORPORATE CONSENT OF WSP USA INC.

VIA SEDAR+ and EDGAR

British Columbia Securities Commission, as Principal Regulator

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland and Labrador)

United States Securities and Exchange Commission

WSP USA Inc. (“WSP”) states that WSP USA Environment and Infrastructure Inc. (merged into WSP effective December 31, 2024) is responsible for preparing or supervising the preparation of part(s) of the Technical Report titled “NI 43 101 Technical Report on the Feasibility Study of the Terronera Project, Jalisco State, Mexico - Amended” with an effective date of September 9, 2021 and dated May 15, 2023 (the “Technical Report”).

Furthermore, WSP states that:

a)	The document the Technical Report supports is the short form base shelf prospectus dated May 27, 2025, including the documents incorporated by reference therein (the “Prospectus”), and the Company’s Registration Statement on Form F-10 dated the same date which contains, in part, the Prospectus (the “Registration Statement”);

b)	WSP consents, as a company whose principal business is providing engineering or geoscientific services, and whose business gives authority to a statement made by the company, to the use of WSP’s name in the Prospectus and the Registration Statement and to references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion and incorporation by reference of information derived from those sections of the Technical Report in the Prospectus and the Registration Statement for which WSP is responsible; and

c)	WSP hereby confirms that it has read the Prospectus and the Registration Statement, and WSP has no reason to believe that there are any misrepresentations in the information contained in the Prospectus and the Registration Statement that are derived from the sections of the Technical Report for which WSP is responsible or that are within WSP’s knowledge as a result of the services performed by WSP in connection therewith.

Dated this 27th day of May, 2025

WSP USA Inc.

/s/ David Marston

Authorized Signatory

Name: David Marston

Title: Sr. Vice President